UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

iCap Vault 1, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-236458	N/A
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Factoria Blvd. SE, Suite 600, Bellevue, WA	98006
(address of principal executive offices)	(zip code)

(425) 278-9030
(registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 30, 2021, iCap Vault Management, LLC (the “Manager”), the manager of iCap Vault 1, LLC (the “Company”), entered into a Placement Agent Agreement (the “Agreement”) on behalf of the Company, with Somerset Securities, Inc. (the “Placement Agent”), pursuant to which the Manager appointed the Placement Agent to effect sales, on a best efforts basis, of variable denomination floating rate demand notes (the “Notes”) to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus dated May 5, 2021, as amended.

In consideration for the Placement Agent’s services, the Company agreed to pay a sales commission equal to 1.0% of the aggregate principal amount of the Notes sold by the Placement Agent, payable over four calendar quarters (“Quarterly Commission Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Commission Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Commission Payment Date following the issuance of such Notes, to the extent that such Notes have not been redeemed or repurchased; provided, however, to the extent that such Notes have been redeemed or repurchased prior to the completion of the applicable four Quarterly Commission Payment Dates, no Quarterly Commission Payment will be made on such redeemed or repurchased Notes during any Quarterly Commission Payment Date after such redemption or repurchase of such Notes. Following the four Quarterly Commission Payments, to the extent that such Notes have not been redeemed or repurchased, the Company agreed to pay an annual administration fee of 1.0% of the outstanding aggregate principal amount of the Notes sold by the Placement Agent to investors, payable quarterly (“Quarterly Administration Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Administration Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Administration Payment Date following the fourth Quarterly Commission Payment of such Notes; provided, however, to the extent that such Notes have been redeemed or repurchased, no Quarterly Administration Payment will be made on such Notes during any Quarterly Administration Payment Date after such redemption or repurchase of such Notes. Notwithstanding the foregoing, the Placement Agent is not be entitled to any compensation on Notes which are purchased through the reinvestment of interest, including but not limited to Quarterly Commission Payments and Quarterly Administration Payments and under no circumstances will the Quarterly Administration Payments, in addition to the Quarterly Commission Payments and all other forms of underwriting compensation pursuant to FINRA Rule 2310 exceed 10% of the gross offering proceeds.

Either party may terminate the Agreement at any time, effective immediately. The Agreement contains customary representations and warranties.

The foregoing summary of the material terms of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1	Placement Agent Agreement, dated November 30, 2021, by and between iCap Vault Management, LLC and Somerset Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC

Dated: December 6, 2021		/s/ Chris Christensen
	By:	Chris Christensen